Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 24, 2014, relating to the financial statements of Surgical Care Affiliates, Inc., which appears in the Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

/s/ PricewaterhouseCoopers LLP
Birmingham, Alabama
June 6, 2014